Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

AIR T, INC.
(Exact name of registrant, as specified in its charter)

                                Delaware 52-1206400
                        (State or other jurisdiction of (I.R.S. Employer)
                        incorporation or organization) Identification No.)

3524 Airport Road
Maiden, North Carolina 28650
(Address of principal executive offices)

Air T, Inc. 2005 Equity Incentive Plan
(Full title of the plan)

Walter Clark
3524 Airport Road
Maiden, North Carolina 28650
(Name and address of agent for service)

                       (704) 377-2109
(Telephone number, including area code, of agent for service)

Copy to:

Stephen M. Lynch
Robinson, Bradshaw & Hinson, P.A.
101 North Tryon Street, Suite 1900
Charlotte, North Carolina 28246
(704) 377-8355

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.25 par value	250,000 shares	$11.65(1)	$2,912,500(1)	$311.64
(1) In accordance with Rule 457(h)(1) of Regulation C, the price for the shares is computed on the basis of the average high and low prices for Common Shares on June 22, 2006 as reported on the NASDAQ Small Cap Market.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information And Employee Plan Annual Information.*

*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with the Note to Part I of Form S-8.

PART II INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated by reference into this registration statement:

(a) The annual report on Form 10-K for the fiscal year ended March 31, 2006 of Air T, Inc. (the “Company”);

(b) The description of securities contained in the Company’s registration statement filed under the Exchange Act on Form 8-A, (SEC File No. 0-8550), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all securities offered by this registration statement have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into the registration statement and to be part thereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document (which also is, or is deemed to be, incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description Of Securities.

Not applicable.

Item 5. Interests Of Named Experts And Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Company’s Bylaws contain a provision indemnifying the Company’s directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law.

Section 145(a) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards to those set forth above, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) thereof or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145. In addition, Section 145(e) provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized by Section 145. Moreover, Section 145(j) provides that the indemnification provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

The Company maintains insurance for the benefit of its directors and officers insuring against all liabilities that may be incurred by such director or officer in or arising out of his capacity as a director or officer of the Company.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
3.1	Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2001 (Commission file number 0-11720)
3.2	By-laws of the Company, as amended, incorporated by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 1996 (Commission file number 0-11720)
5	Opinion of Robinson, Bradshaw & Hinson, P.A.
10.1
Air T, Inc. 2005 Equity Incentive Plan (incorporated by reference to Annex C to the Company's Proxy Statement filed on Schedule 14A for the 2005 annual meeting of stockholders held on September 28, 2005)

10.2
Form of Air T, Inc. Employee Stock Option Agreement (2005 Equity Incentive Plan) (incorporated by reference to Exhibit 10.21 to the Company's Annual Report of Form 10-K for the fiscal year ended March 31, 2006)

10.3
Form of Air T, Inc. Director Stock Option Agreement (2005 Equity Incentive Plan) (incorporated by reference to Exhibit 10.22 to the Company's Annual Report of Form 10-K for the fiscal year ended March 31, 2006)

10.4
Form of Air T, Inc. Stock Appreciation Right Agreement (2005 Equity Incentive Plan) (incorporated by reference to Exhibit 10.23 to the Company's Annual Report of Form 10-K for the fiscal year ended March 31, 2006)

23.2	Consent of Dixon Hughes PLLC
23.3	Consent of Deloitte & Touche LLP
24.1	Power of Attorney of Claude S. Abernethy, dated June 1, 2006
24.2	Power of Attorney of Allison T. Clark, dated June 1, 2006
24.3	Power of Attorney of Walter Clark, dated June 1, 2006
24.4	Power of Attorney of Sam Chesnutt, dated June 1, 2006
24.5	Power of Attorney of John J. Gioffre, dated June 1, 2006
24.6	Power of Attorney of George C. Prill, dated June 1, 2006
24.7	Power of Attorney of William Simpson, dated June 1, 2006
24.8	Power of Attorney of Dennis A. Wicker, dated June 1, 2006
24.9	Power of Attorney of J. Bradley Wilson, dated June 1, 2006

Item 9. Undertakings.

(a)  The undersigned registrant hereby undertakes:
(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement; and
(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)  To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.
    (b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
    (c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maiden, State of North Carolina on June 16, 2006.

AIRT, INC.

By: /s/ Walter Clark
Walter Clark, Chief Executive Officer
(Principal Executive Officer)

By: /s/ John J. Gioffre
John J. Gioffre, Vice President - Finance
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 16, 2006.

By:  /s/ Claude S. Abernethy*
Claude S. Abernethy, Jr., Director

By:  /s/ Allison T. Clark*
Allison T. Clark, Director

By:  /s/ Walter Clark
Walter Clark, Director

By:  /s/ Sam Chesnutt*
Sam Chesnutt, Director

By:  /s/ John J. Gioffre
John J. Gioffre, Director

By:  /s/ George C. Prill*
George C. Prill, Director

By:  /s/ William Simpson*
William Simpson, Director\

By:  /s/ Dennis A. Wicker*
Dennis A. Wicker, Director

By:  /s/ J. Bradley Wilson*
J. Bradley Wilson, Director\

* By: /s/ John J. Gioffre
(John J. Gioffre, Attorney-in-Fact)

EXHIBIT INDEX
Exhibit Number	Description
3.1	Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2001 (Commission file number 0-11720)
3.2	By-laws of the Company, as amended, incorporated by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 1996 (Commission file number 0-11720)
5	Opinion of Robinson, Bradshaw & Hinson, P.A.
10.1
Air T, Inc. 2005 Equity Incentive Plan (incorporated by reference to Annex C to the Company's Proxy Statement filed on Schedule 14A for the 2005 annual meeting of stockholders held on September 28, 2005).

10.2
Form of Air T, Inc. Employee Stock Option Agreement (2005 Equity Incentive Plan) (incorporated by reference to Exhibit 10.21 to the Company's Annual Report of Form 10-K for the fiscal year ended March 31, 2006)

10.3
Form of Air T, Inc. Director Stock Option Agreement (2005 Equity Incentive Plan) (incorporated by reference to Exhibit 10.22 to the Company's Annual Report of Form 10-K for the fiscal year ended March 31, 2006)

10.4
Form of Air T, Inc. Stock Appreciation Right Agreement (2005 Equity Incentive Plan) (incorporated by reference to Exhibit 10.23 to the Company's Annual Report of Form 10-K for the fiscal year ended March 31, 2006)

23.2	Consent of Dixon Hughes PLLC
23.3	Consent of Deloitte & Touche LLP
24.1	Power of Attorney of Claude S. Abernethy, dated June 1, 2006
24.2	Power of Attorney of Allison T. Clark, dated June 1, 2006
24.3	Power of Attorney of Walter Clark, dated June 1, 2006
24.4	Power of Attorney of Sam Chesnutt, dated June 1, 2006
24.5	Power of Attorney of John J. Gioffre, dated June 1, 2006
24.6	Power of Attorney of George C. Prill, dated June 1, 2006
24.7	Power of Attorney of William Simpson, dated June 1, 2006
24.8	Power of Attorney of Dennis A. Wicker, dated June 1, 2006
24.9	Power of Attorney of J. Bradley Wilson, dated June 1, 2006